As filed with the Securities and Exchange Commission on September 4, 2026

Registration No. 333- 34230

Registration No. 333-147572

Registration No. 333-159850

Registration No. 333-168945

Registration No. 333-194590

Registration No. 333-219573

Registration No. 333-224059

Registration No. 333-229495

Registration No. 333-234676

Registration No. 333-245808

Registration No. 333-258578

Registration No. 333-261121

Registration No. 333-264897

Registration No. 333-275611

Registration No. 333-277807

Registration No. 333-280358

Registration No. 333-283851

Registration No. 333-289765

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333- 34230

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-147572

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159850

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168945

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-194590

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-219573

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224059

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-229495

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-234676

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-245808

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-258578

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-261121

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-264897

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-275611

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-277807

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-280358

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-283851

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-289765

UNDER

THE SECURITIES ACT OF 1933

LivePerson, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3861628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

530 7th Ave, Floor M1

New York, New York 10018

(212) 609-4200

(Address of Principal Executive Offices) (Zip Code)

CEO Stock Option Inducement Award

LivePerson, Inc. 2019 Stock Incentive Plan

LivePerson, Inc. 2019 Employee Stock Purchase Plan

LivePerson, Inc. 2018 Inducement Plan

LivePerson, Inc. 2010 Employee Stock Purchase Plan

LivePerson, Inc. 2009 Stock Incentive Plan

Kasamba Inc. 2003 Israeli Share Option Plan

LivePerson, Inc. 2000 Stock Incentive Plan

LivePerson, Inc. Employee Stock Purchase Plan

(Full titles of the plans)

Monica L. Greenberg, Esq.

Chief Legal and Administrative Officer

LivePerson, Inc.

530 7th Avenue, Floor M1

New York, New York 10018

(212) 609-4200

(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copy to:

Mark Hayek, Esq.

Amy Blackman, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004-1980

(212) 859-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

LivePerson, Inc. (the “Registrant”) is filing post-effective amendments (collectively, the “Post-Effective Amendments”) to the following registration statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all unsold securities as of the date hereof originally registered by the Registrant pursuant to the Registration Statements:

Registration Statement No. 333-34230, filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2000, with respect to (i) 10,000,000 shares of common stock, par value $0.001 (“Common Stock”), issuable under the LivePerson, Inc. 2000 Stock Incentive Plan, and (ii) 450,000 shares of Common Stock, issuable under the LivePerson, Inc. Employee Stock Purchase Plan.

Registration Statement No. 333-147572, filed with the Commission on November 21, 2007, with respect to 623,825 shares of Common Stock under the Kasamba Inc. 2003 Israeli Share Option Plan.

Registration Statement No. 333-159850, filed with the Commission on June 9, 2009, with respect to 19,567,744 shares of Common Stock under the LivePerson, Inc. 2009 Stock Incentive Plan (as amended or amended and restated from time to time, the “2009 SIP”).

Registration Statement No.  333-168945, filed with the Commission on August 19, 2010, with respect to 1,000,000 shares of Common Stock under the LivePerson, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”).

Registration Statement No.  333-194590, filed with the Commission on March 14, 2014, with respect to 4,250,000 shares of Common Stock under the 2009 SIP.

Registration Statement No.  333-219573, filed with the Commission on July 31, 2017, with respect to (i) 4,000,000 shares of Common Stock under the 2009 SIP and (ii) 1,000,000 shares of Common Stock under the 2010 ESPP.

Registration Statement No.  333-224059, filed with the Commission on March 30, 2018, with respect to 1,500,000 shares of Common Stock under the LivePerson, Inc. 2018 Inducement Plan (as amended or amended and restated from time to time, the “Inducement Plan”).

Registration Statement No. 333-229495, filed with the Commission on February 1, 2019, with respect to 750,000 shares of Common Stock under the Inducement Plan.

Registration Statement No. 333-234676, filed with the Commission on November 13, 2019, with respect to (i) 4,250,000 shares of Common Stock under the LivePerson, Inc. 2019 Stock Incentive Plan (as amended or amended and restated from time to time, the “2019 SIP”), (ii) 1,000,000 shares of Common Stock under the 2019 Employee Stock Purchase Plan (as amended or amended and restated from time to time, the “2019 ESPP”), and (iii) 1,118,048 shares of Common Stock under the Inducement Plan.

Registration Statement No.  333-245808, filed with the Commission on August 14, 2020, with respect to 3,000,000 shares of Common Stock under the 2019 SIP.

Registration Statement No.  333-258578, filed with the Commission on August 6, 2021, with respect to 5,000,000 shares of Common Stock issuable under the 2019 SIP.

Registration Statement No.  333-261121, filed with the Commission on November 16, 2021, with respect to 665,909 shares of Common Stock issuable under the 2019 SIP.

Registration Statement No.  333-264897, filed with the Commission on May 12, 2022, with respect to 2,790,961 shares of Common Stock under the Inducement Plan.

Registration Statement No.  333-275611, filed with the Commission on November 17, 2023, with respect to (i) 2,300,000 shares of Common Stock under the 2019 SIP and (ii) 1,000,000 shares of Common Stock under the 2019 ESPP.

Registration Statement No.  333-277807, filed with the Commission on March 8, 2024, with respect to 5,300,000 shares of Common Stock under the Inducement Plan.

Registration Statement No.  333-280358, filed with the Commission on June 20, 2024, with respect to (i) 1,620,000 shares of Common Stock under the Inducement Plan and (ii) 1,000,000 shares of Common Stock under the CEO Stock Option Inducement Award.

Registration Statement No. 333-283851, filed with the Commission on December 16, 2024, with respect to (i) 4,600,000 shares of Common Stock under the 2019 SIP, (ii) 2,500,000 shares of Common Stock under the 2019 ESPP, and (iii) 2,333,333 shares of Common Stock under the Inducement Plan.

Registration Statement No.  333-289765, filed with the Commission on August 21, 2025, with respect to 5,340,000 shares of Common Stock under the 2019 SIP.

On September 4, 2026, pursuant to the terms of the Amended and Restated Merger Agreement, dated as of July 2, 2026, by and among the Registrant, SoundHound AI, Inc., a Delaware Corporation (the “Parent”), Lightspeed Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”) and Lightspeed Merger Sub II Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub II”), Merger Sub merged with and into the Registrant and immediately thereafter, Merger Sub II merged with and into the Registrant, with the Registrant continuing as the surviving corporation as an indirect wholly owned subsidiary of Parent (the “Mergers”).

As a result of the Mergers, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. The Registrant hereby terminates the effectiveness of the Registration Statements and removes from registration, by means of the Post-Effective Amendments, any and all of the securities registered under the Registration Statements that remained unsold as of the date hereof. The Registration Statements is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 4, 2026.

LivePerson, Inc.

/s/ Monica L. Greenberg
Monica L. Greenberg Chief Legal and Administrative Officer

No other person is required to sign the Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.